Exhibit 10.1

SECOND AMENDMENT to the

AMENDED AND RESTATED AGREEMENT CONCERNING OUTSTANDING/FUTURE COMMISSIONS

AND

SECURITY AGREEMENT

(Amended and Restated Forbearance Agreement)

THIS SECOND AMENDMENT to the AMENDED AND RESTATED AGREEMENT CONCERNING OUTSTANDING/FUTURE COMMISSIONS AND SECURITY AGREEMENT (this “Second Amendment”), dated as of July 15, 2014 , by and between LKN Communications, Inc., dba ACN, Inc. (formerly known as American Communications Network, Inc.) (hereinafter “ACN US”), ACN Europe B.V. (“ACN Europe”), ACN Digital Phone Service, LLC (“DPS”) (ACN US, ACN Europe and DPS are collectively referred to herein as “ACN”), and deltathree, Inc. (“Inc.”), DME Solutions, Inc. (“DME”), and Delta Three Israel, Ltd. (“Delta Three Israel”) (Inc., DME, and Delta Three Israel are collectively referred to herein as “D3”).

WHEREAS, ACN and D3 entered into that certain Amended and Restated Agreement Concerning Outstanding/Future Commissions and Security Agreement (the “Agreement”) dated as of June 12, 2014; and

WHEREAS, the parties now wish to amend certain terms of the Agreement to primarily extend payment due dates as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1)	Payment of Past Due, Additional, and Current Obligations; Forbearance
a)	Interest. The commencement date for the payment of interest referenced in Section 2. a. of the Agreement shall be changed from July 15, 2014 to December 15, 2014.
b)	Pay Down. The commencement date for the payment of outstanding Obligations referenced in Section 2. b. of the Agreement shall be changed from July 15, 2014 to December 15, 2014.
c)	Current Commissions. The commencement date for the payment of the Current Payment Obligations referenced in Section 2. c. of the Agreement shall be changed from July 15, 2014 to December 15, 2014.
d)	Forbearance Expiration. The Initial Forbearance Period referenced in Section 2. e of the Agreement shall be changed from July 31, 2014 to December 31, 2014.

2)	Extension Fee
a)	The parties agree that ACN shall be owed and D3 shall pay as a fee, and not as a penalty, an amount of $50,000 to be paid in full on or before December 15, 2014 in addition to the other payments described above.

3)	Second Amendment
a)	The parties agree that the provisions of this Second Amendment are incorporated within the terms of the Agreement and that, except as specifically supplemented or amended herein, all other terms and conditions of the Agreement shall remain unchanged, shall continue in full force and effect, and shall apply to the provisions of this Second Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by their duly authorized representatives as of the date first above written.

ACN, INC.

By: /s/ Charles Barker

Name: Charles Barker

Title: CEO

ACN Europe B.V.

By: /s/ David Merriman

Name: David Merriman

Title: Director

ACN DIGITAL PHONE SERVICE, LLC

By: /s/ Charles Barker

Name: Charles Barker

Title: Treasurer

DELTATHREE, INC.

By: /s/ Effi Baruch

Name: Effi Baruch

Title: CEO and President

DME SOLUTIONS, INC.

By: /s/ Effi Baruch

Name: Effi Baruch

Title: CEO and President

DELTA THREE ISRAEL, LTD.

By: /s/ Effi Baruch

Name: Effi Baruch

Title: CEO and President